United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(25,534,875)
Realized Trading Gain (Loss) on Swaps	(3,579,080)
Unrealized Gain (Loss) on Market Value of Futures	2,455,067
Unrealized Gain (Loss) on Market Value of Swaps	(2,845,681)
Dividend Income	6,337
Interest Income	21,147
ETF Transaction Fees	20,000
Total Income (Loss)	$(29,457,085)

Expenses
General Partner Management Fees	$384,854
Brokerage Commissions	158,686
Tax Reporting Fees	122,977
SEC & FINRA Fees	14,189
Audit Fees	13,589
Legal Fees	9,792
Non-interested Directors' Fees and Expenses	9,626
NYMEX License Fee	9,621
Prepaid Insurance Expense	7,747
Total Expenses	$731,081
Net Income (Loss)	$(30,188,166)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$889,709,283
Additions (7,300,000 Shares)	178,176,878
Withdrawals (15,400,000 Shares)	(386,051,097)
Net Income (Loss)	(30,188,166)

Net Asset Value End of Month	$651,646,898
Net Asset Value Per Share (26,766,476 Shares)	$24.35

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612